MediaOne Group, Inc.
Supplementary Consolidated Domestic Cable Highlights-As Reported
(Dollars in millions)
Unaudited
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

                           2000                        1999

                           Q1         YTD        Q4     Q3     Q2     Q1
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Video Revenues
   Basic cable             $ 459      $ 1,774    $ 447  $ 442  $ 446  $ 439
   Premium                    83          328       82     82     82     82
   Pay-per-view               14           73       17     19     15     22
   Advertising                54          204       61     50     51     42
   Equip & instal             49          190       49     49     46     46
   Other                      (2)           3       (2)     3      1      1
                            ----        -----     ----   ----   ----   ----
Total Video Revenues         657        2,572      654    645    641    632

Telephone and
   High Speed Data            49          114       39     29     24     22
                            ----        -----     ----   ----   ----   ----
Total Broadband Revenue    $ 706      $ 2,686    $ 693  $ 674  $ 665  $ 654
                            ====        =====     ====   ====   ====   ====



Operating Cash Flow (1)
   Video (2)               $ 265      $ 1,034    $ 262  $ 253  $ 259  $ 260
   New Products               (4)         (54)     (13)   (11)   (11)   (19)
                            ----       ------     ----   ----   ----   ----
Total Operating Cash
   Flow                    $ 261      $   980    $ 249  $ 242  $ 248  $ 241
                            ====        =====     ====   ====   ====   ====


Capital Expenditures       $ 459      $ 1,960    $ 545  $ 527  $ 494  $ 394

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(1)Operating cash flow represents earnings before interest, taxes, depreciation and amortization. Includes spending initiatives (e.g. systems improvements, call center consolidations, etc.)
(2)Includes Year 2000 costs of $18 for the twelve months ended December 31, 1999, comprised of $2, $4, $5, and $7 for the fourth, third, second and first quarters of 1999, respectively.
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